SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2004

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-32837	75-2749762
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

15305 Dallas Parkway
Suite 1600
Addison, Texas
(Address of principal	75001
executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 713-3500

Not Applicable
(Former name or former address, if changed since last report)

Item 7(c). EXHIBITS

99.1	Investor Presentation

Item 9. REGULATION FD DISCLOSURE

     Attached hereto is a copy of materials dated March 2004 and prepared with respect to presentations to investors and others that may be made by senior officers of United Surgical Partners International, Inc. (the “Company”). These materials are also available on the Company’s website at www.unitedsurgical.com.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

United Surgical Partners International, Inc.

By:	/s/ Mark A. Kopser

Mark A. Kopser
Senior Vice President and
Chief Financial Officer
(Principal Financial
Officer and duly
authorized
to sign this report on
behalf of the Registrant)

Date: March 3, 2004